                                                                    Exhibit 4.10
                                                                  Rule 424(b)(3)
                                                  File Nos.33-60108 and 33-59369

PRICING SUPPLEMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-59369
AND PRICING SUPPLEMENT NO. 4 TO REGISTRATION STATEMENT NO. 33-60108 Dated September 28, 1995
(Prospectus dated August 9, 1995, as supplemented by the Prospectus Supplement dated September 20, 1995)

                                  $150,000,000
                       Piedmont Natural Gas Company, Inc.
                          Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

Principal Amount: $55,000,000                  [ ] Floating Rate Notes                 [x]  Book Entry Notes

Issue Price: 100%                              [x] Fixed Rate Notes                    [ ]  Certificated Notes

Original Issue Date: October 3, 1995           Maturity Date: October 3, 2025

Original Issue Discount Notes:  [ ] Yes        Total Amount of OID:
                                [x] No
                                               Yield to Maturity:

                                               Initial Accrual Period:

Interest Payments Dates: January 1 and     Record Dates: December 16 and June 15
  July 1 of each year and at maturity        next preceding the Interest Payment Dates

[x]  The Notes cannot be redeemed prior to maturity.        [x]  The Notes cannot be repaid
                                                                   prior to maturity.

[ ]  The Notes may be redeemed prior to maturity.           [ ]  The Notes may be repaid prior
                                                                   to maturity at the option of
                                                                   the holders thereof.

                                                          Optional            Optional
Redemption                         Redemption             Repayment           Repayment
  Date(s)                         Percentage(s)            Date(s)           Percentage(s)
---------                         -------------           --------           -------------
Applicable Only to Fixed Rate Notes:

     Interest Rate: 7.40%

Applicable Only to Floating Notes:

     Interest Rate Basis:                          Maximum Interest Rate:

         [ ] Commercial Paper Rate                 Minimum Interest Rate:

         [ ] CD Rate                               Spread (plus or minus):

         [ ] Prime Rate                            Spread Multiplier:

         [ ] Federal Funds Effective Rate          Interest Reset Date(s):

         [ ] Treasury Rate                         Interest Reset Month(s):

         [ ] LIBOR                                 Interest Reset Period:

Initial Interest Rate:                             Interest Payment Month(s):

Index Maturity:                                    Interest Payment Period:

Calculation Date(s):                               Calculation Agent:
